Exhibit 5.1

April 4, 2017

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94080

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the filing on the date hereof of Amendment No. 1 to a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 (the “Act”) of the following securities of the Company having an aggregate initial public offering price of up to $100,000,000: (i) shares (the “Company Shares”) of common stock, par value $0.001 per share (“Common Stock”), (ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series, (iii) warrants to purchase Common Stock or Preferred Stock or any combination thereof (“Warrants”), and (iv) units consisting of two or more of the Securities (as defined below) (“Units”). The Company Shares, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.” The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Act in connection with one or more offerings contemplated by such Registration Statement. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement.”

The Securities may be offered and sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), and supplements to the Prospectus (each, a “Prospectus Supplement”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. Each Warrant Agreement and each Unit Agreement are herein collectively called the “Agreements.”

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.
When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.
When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Restated Articles of Incorporation, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.
When a Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.
When a Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles and (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any of the Securities (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Act and a Prospectus Supplement relating to the offer and sale of such Securities to the Prospectus will have been prepared and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act, (b) in the case of the issuance of the Company Shares or the Preferred Stock, the Company will have a sufficient number of authorized but unissued shares thereof under the Company’s Restated Articles of Incorporation at the time of such issuance, (c) the Board shall not have rescinded or otherwise modified the authorization of such Securities, (d) that a definitive purchase, underwriting or similar agreement, including any Agreements, with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (e) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise (f) neither the establishment of any terms of such Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (iv) any applicable law (other than the Nevada Revised Statutes and the law of the State of California in each case as in effect on the date hereof).

The opinions set forth in this letter are limited to the Nevada Revised Statutes and the law of the State of California, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Disclosure Law Group, aPC

Disclosure Law Group, a Professional Corporation